UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	October 2, 2017

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19,087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.
On October 2, 2017, Teleflex Incorporated (the “Company”) completed its previously announced acquisition of NeoTract, Inc. (“NeoTract”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 4, 2017, by and among the Company, Teleflex Urology Limited, a private limited company incorporate under the laws of Ireland (“Teleflex Urology”), NeoTract and Naples Merger Sub Inc., a wholly-owned subsidiary of the Teleflex Urology (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into NeoTract (the “Merger”), with NeoTract surviving the Merger as a wholly-owned subsidiary of Teleflex Urology.

At the closing, Teleflex Urology paid a purchase price of $725 million in cash, subject to customary purchase price adjustments, and the Merger Agreement provides for additional milestone payments by Teleflex Urology of up to $375 million in the aggregate, which milestone payments are each subject to certain net sales requirements with respect to sales of certain products as further described in the Merger Agreement.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on September 5, 2017, and is incorporated by reference herein.

Item 8.01.     Other Events.

On October 2, 2017, the Company issued a press release announcing the completion of its acquisition of NeoTract, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are filed as part of this report:

99.1    Press Release, dated October 2, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2017	TELEFLEX INCORPORATED By: /s/ James J. Leyden Name: James J. Leyden Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 2, 2017